Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is made January 31, 2011, among Hospitality Properties Trust (the “Trust”), HPT TA Properties Trust (“HPT TA Trust”), HPT TA Properties LLC (“HPT TA LLC”), HPT PSC Properties Trust (“HPT PSC Trust”), HPT PSC Properties LLC (“HPT PSC LLC” and together with the Trust, HPT TA Trust, HPT TA LLC, HPT PSC Trust, “HPT”), TravelCenters of America LLC (“TravelCenters”), TA Leasing LLC (“TA Leasing”) and TA Operating LLC (as successor to Petro Stopping Centers, L.P.) (together with TravelCenters and TA Leasing, “TA”).

RECITALS

The parties are parties to a Lease Agreement dated January 31, 2007, as amended (the “TA Lease”), and a Lease Agreement dated May 30, 2007, as amended (the “Petro Lease”), and certain related and/or incidental documents and agreements (collectively, the “Lease Documents”).

The parties are also parties to a Deferral Agreement dated August 11, 2008 (the “Deferral Agreement”).  The parties entered into the Deferral Agreement as a result of material and unforeseen changes in the market conditions in which TA was operating which had arisen after the Lease Documents were entered into.

Certain of the unforeseen changes in the market conditions at the time the Deferral Agreement was entered into have not abated and the parties wish to make certain amendments to the Lease Documents and the Deferral Agreement to address those market conditions.

Capitalized terms not defined in this Agreement are used with the meanings ascribed to such terms in the Lease Documents.

Now, therefore, the parties agree:

1.                                       Amendment of TA Lease.  Anything in the TA Lease to the contrary notwithstanding, with respect to the period commencing on January 1, 2011, and continuing through January 31, 2012, Minimum Rent under the TA Lease shall be $135,138,772 per annum and with respect to the period commencing February 1, 2012 and continuing through December 31, 2022, Minimum Rent shall be $140,138,772 per annum.  Any default by TA under this Agreement that remains uncured five Business Days after notice thereof from HPT to TA shall constitute an Event of Default under the TA Lease.

2.                                       Amendment of Petro Lease.  Anything in the Petro Lease to the contrary notwithstanding, with respect to the period commencing on January 1, 2011 and continuing through June 30, 2024, Minimum Rent under the Petro Lease shall be $54,159,971 per annum.  Any default by TA under this Agreement that remains uncured five Business Days after notice thereof from HPT to TA shall constitute an Event of Default under the Petro Lease.

3.                                       Additional Rent Waiver.  Subject to approval by the Delaware Court of Chancery of a settlement of the action captioned Kahn v. Portnoy, et al., C.A. No. 3515-CC, receipt of any other required approvals, and execution of documentation evidencing such settlement by

TravelCenters, the other parties to the action and by the Trust, the Landlord will waive payment of the first $2,500,000 of Additional Rent which becomes due under the Petro Lease.

4.                                       Deferral and Interest.  Pursuant to the Deferral Agreement, TA has elected to defer $5,000,000 of Minimum Rent due each month under the Lease Documents beginning with the Minimum Rent payable for July, 2008, through and including the Minimum Rent payable for December, 2010.  The Minimum Rent so deferred aggregates $150,000,000 (the “Deferred Rent”).  Interest on the Deferred Rent as provided in the Deferral Agreement has been paid by TA through the installment due on the first Business Day of January, 2011.

5.                                       Amendment of Deferral Agreement.  Anything in the Deferral Agreement to the contrary notwithstanding: (a) beginning January 1, 2011, no interest shall accrue on the Deferred Rent absent acceleration as provided in this Section 5, (b) $107,085,000 of the Deferred Rent shall be due and payable on December 31, 2022, the expiration of the term of the TA Lease and (c) $42,915,000 of the Deferred Rent shall be due and payable on June 30, 2024, the expiration of the term of the Petro Lease, provided that upon (aa) the occurrence of an Event of Default under either the TA Lease or the Petro Lease, (bb) the election of any director to the Board of Directors of TravelCenters who was not nominated or appointed by the then members of the Board of Directors of TravelCenters, (cc) the adoption by the shareholders of TravelCenters, at an annual or special meeting, of any proposal, other than a precatory proposal, not recommended for adoption by the then members of the Board of Directors of TravelCenters, (dd) any declaration of a dividend or other distribution by TravelCenters or its subsidiaries in respect of TravelCenters’s common shares or any redemption or repurchase by TravelCenters or its subsidiaries of TravelCenters’s common shares (except for redemptions and repurchases for nominal consideration with respect to share awards granted by TravelCenters under its equity compensation plans from time to time in effect) prior to repayment in full of the Deferred Rent, (ee) the occurrence of any event which would require acceleration of repayment of Deferred Rent under the Deferral Agreement or (ff) any default under the Deferral Agreement, as amended by this Section 5, all Deferred Rent shall be immediately due and payable.  Upon acceleration of all or any portion of the Deferred Rent under this Section 5, interest shall accrue on the Deferred Rent so accelerated at the rate of 1% per month on the accelerated Deferred Rent amounts from time to time outstanding until paid in full and shall be payable monthly in arrears.  The Deferred Rent may be prepaid at anytime without premium or penalty.

6.                                       Agreements Continue.  Except as amended by this Agreement, and as so amended, the Lease Documents and the Deferral Agreement continue in full force and effect and unamended.

7.                                       Representations and Warranties of TA.  TA represents and warrants to HPT that:

(a)                                  Organization.  Each entity comprising TA is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has full limited liability company power and authority to conduct its business as it is now being conducted and to own, operate or lease its properties and assets.

(b)                                 Authorization.  Each entity comprising TA has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by each entity comprising TA and the consummation by each of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary limited liability company action by each entity comprising TA.  This Agreement has been duly and validly executed and delivered by each entity comprising TA and, assuming due authorization, execution and delivery by each of the other parties, constitutes the legal, valid and binding obligation of each entity comprising TA, enforceable against each such entity in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors’ rights generally, (ii) general principles of equity (whether applied in a proceeding at law or in equity) and (iii) any implied covenant of good faith and fair dealing.

(c)                                  No Violation.  The execution and delivery of this Agreement by each entity comprising TA does not, and the consummation by each such entity of the transactions contemplated by this Agreement to be performed by it will not, (i) conflict with, or result in any violation of or default under, any provision of any such entity’s limited liability company agreement; (ii) conflict with or result in any violation of or default under, any law or judgment applicable to any such entity, or to which any of their respective properties are subject; or (iii) conflict with, or, with or without notice or the lapse of time, result in a breach, termination (or right of termination) or violation of or default under the terms of any agreement, contract, indenture or other instrument to which any such entity is a party or subject, or to which any of their respective properties are subject, except, with respect to the foregoing clauses (ii) and (iii), as would not have a material adverse effect on TA or impair or delay the ability of any entity comprising TA to consummate the transactions contemplated by this Agreement to be performed by it.

(d)                                 Approvals.  The execution and delivery of this Agreement by each entity comprising TA and the consummation by it of the transactions contemplated by this Agreement to be performed by it do not require the consent, approval, order, or authorization of any person under any agreement, contract, indenture or other instrument or Applicable Laws to which any entity comprising TA is a party or subject or to which any of their respective properties are subject, except for any such consent, approval, order or authorization the failure of which to receive would not have a material adverse effect on TA or impair or delay the ability of any entity comprising TA to consummate the transactions contemplated by this Agreement to be performed by it.  No declaration, filing or registration with any governmental entity is required by any such entity comprising TA in connection with the execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement to be performed by it, except for filings required under securities laws.

8.                                       Representations and Warranties of HPT.  HPT represents and warrants to TA that:

(a)                                  Organization.  Each entity comprising HPT is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has full trust or limited liability company power and authority to conduct its business as it is now being conducted and to own, operate or lease its properties and assets.

(b)                                 Authorization.  Each entity comprising HPT has all requisite trust or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by each entity comprising HPT and the consummation by each of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary trust or limited liability company action by each entity comprising HPT.  This Agreement has been duly and validly executed and delivered by each entity comprising HPT and, assuming due authorization, execution and delivery by each of the other parties, constitutes the legal, valid and binding obligation of each entity comprising HPT, enforceable against each such entity in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors’ rights generally, (ii) general principles of equity (whether applied in a proceeding at law or in equity) and (iii) any implied covenant of good faith and fair dealing.

(c)                                  No Violation.  The execution and delivery of this Agreement by each entity comprising HPT does not, and the consummation by each such entity of the transactions contemplated by this Agreement to be performed by it will not, (i) conflict with, or result in any violation of or default under, any provision of any such entity’s declaration of trust or limited liability company agreement; (ii) conflict with or result in any violation of or default under, any law or judgment applicable to any such entity or to which any of their respective properties are subject; or (iii) conflict with, or, with or without notice or the lapse of time, result in a breach, termination (or right of termination) or violation of or default under the terms of any agreement, contract, indenture or other instrument to which any such entity is a party or subject or to which any of their respective properties are subject, except, with respect to the foregoing clauses (ii) and (iii), as would not have a material adverse effect on HPT or impair or delay the ability of any entity comprising HPT to consummate the transactions contemplated by this Agreement to be performed by it.

(d)                                 Approvals.  The execution and delivery of this Agreement by each entity comprising HPT and the consummation by it of the transactions contemplated by this Agreement to be performed by it do not require the consent, approval, order, or authorization of any person under any agreement, contract, indenture or other instrument or Applicable Laws to which any entity comprising HPT is a party or subject or any of their representative properties are subject, except for any such consent, approval, order or authorization the failure of which to receive would not have a material adverse effect on HPT or impair or delay the ability of any entity comprising HPT to consummate the transactions contemplated by this Agreement to be performed by it.  No declaration, filing or registration with any governmental entity is required by any such entity comprising HPT in connection with the execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement to be performed by it, except for filings required under securities laws.

9.                                       TravelCenter’s Guaranty.  TravelCenters affirms that its guaranty of the leases included in the Lease Documents remains in full force and effect and unmodified.

10.                                 Miscellaneous.

(a)                                  No Waiver.  No failure by HPT or TA, to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

(b)                                 Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

(c)                                  Notices.

(i)                                     Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(ii)                                  All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(iii)                               All such notices shall be addressed,

if to HPT:

c/o Hospitality Properties Trust

2 Newton Place

Newton, Massachusetts 02458

Attn:  John G. Murray, President

Facsimile: (617) 969-5730

with a copy to (which shall not constitute notice):

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

Attn:  Richard Teller

Facsimile: (617) 338-2880

if to TA:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

Attn:  Thomas M. O’Brien, President

Facsimile: (440) 808-3301

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate Meagher & Flom LLP
One Beacon Street, 31st Floor
Boston, Massachusetts 02108
Attn.:  Louis Goodman
Facsimile:  (617) 573-4822

(iv)                              By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

(d)                                 Construction.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)                                  Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

(f)                                    Applicable Law, Etc.  Except as to matters regarding the internal affairs of the Trust, HPT TA Trust and HPT PSC Trust and issues of or limitations on any personal liability of the shareholders and trustees or directors of the Trust, HPT TA Trust and HPT PSC Trust for obligations of the Trust, HPT TA Trust and HPT PSC Trust, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.

(g)                                 Arbitration.

(i)                                     Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement, or (ii) brought by or on behalf of any shareholder of any party (which, for purposes of this Section 10(g), shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 10(g).  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(ii)                                  There shall be three arbitrators.  If there are only two parties to the Dispute (with, for purposes of this Section 10(g), any and all entities comprising HPT involved in the Dispute treated as one party and any all entities comprising TA involved in the Dispute treated as one party), each party shall select one arbitrator within 15 days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the parties who have appointed the first arbitrator.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(iii)          The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(iv)          There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

(v)           In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of The Commonwealth of Massachusetts.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

(vi)          Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

(vii)         An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(viii)        Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

(ix)          This Section 10(g) is intended to benefit and be enforceable by the shareholders, trustees, directors, officers, managers (including Reit Management & Research LLC or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

(h)           Consent to Jurisdiction and Forum.  This Section 10(h) is subject to, and shall not in any way limit the application of, Section 10(g); in case of any conflict between this Section 10(h) and Section 10(g), Section 10(g) shall govern.  Notwithstanding anything to the contrary in Section 10(f), the exclusive jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie in any federal or state court located in Boston, Massachusetts.  By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  The parties further agree and consent to the service of any process required by any such court by delivery of a copy thereof in accordance with Section 10(c) and that any such delivery shall constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court.

(i)            No Third Party Beneficiaries.  Except as otherwise provided in Section 10(g)(ix), no person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(j)            Entire Agreement.  This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto), together with the Lease Documents and the Deferral Agreement, each as amended hereby, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

(k)           Non-liability of Trustees, Directors and Certain Other Persons.

(i)            THE AMENDED AND RESTATED DECLARATION OF TRUST OF HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST.  ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(ii)           THE DECLARATION OF TRUST OF HPT TA PROPERTIES TRUST, DATED NOVEMBER 29, 2006, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT TA PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT TA PROPERTIES TRUST.  ALL PERSONS DEALING WITH HPT TA PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT TA PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(iii)          THE DECLARATION OF TRUST OF HPT PSC PROPERTIES TRUST, DATED MAY 23, 2007, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT PSC PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT PSC PROPERTIES TRUST.  ALL PERSONS DEALING WITH HPT PSC PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT PSC PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(iv)          A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENTS, AS IN EFFECT ON THE DATE HEREOF, OF EACH ENTITY COMPRISING TA, TOGETHER WITH ALL AMENDMENTS THERETO, ARE AVAILABLE TO HPT UPON WRITTEN REQUEST MADE TO TA.  NO DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF ANY ENTITY COMPRISING TA SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, ANY ENTITY COMPRISING TA.  ALL PERSONS DEALING WITH ANY ENTITY COMPRISING TA, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE APPLICABLE ENTITY COMPRISING TA FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Signatures appear on the next page

Executed under seal as of the date first above written.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

HPT TA PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

HPT TA PROPERTIES LLC

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

HPT PSC PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

HPT PSC PROPERTIES LLC

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

[First of Two Signature Pages to Amendment Agreement]

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Thomas M. O’Brien
Name:	Thomas M. O’Brien
Title:	President

TA LEASING LLC

By:	/s/ Thomas M. O’Brien
Name:	Thomas M. O’Brien
Title:	President

TA OPERATING LLC
(as successor to Petro Stopping Centers, L.P.)

By:	/s/ Thomas M. O’Brien
Name:	Thomas M. O’Brien
Title:	President

[Second of Two Signature Pages to Amendment Agreement]